Exhibit 10.6

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of the 10th day of February, 2003, by and between EAST KANSAS AGRI-ENERGY, LLC (“EKAE”) and JILL A. ZIMMERMAN (“Zimmerman”).

WHEREAS, EKAE intends to develop, finance and construct an ethanol plant in or near Garnett, Kansas (the “Project”); and

WHEREAS, Zimmerman has valuable experience in the Kansas corn and grain sorghum industries, and related industries;

WHEREAS, EKAE wishes to employ Zimmerman in connection with the Project, and Zimmerman desires to accept such employment by EKAE, upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Employment.  EKAE hereby employs Zimmerman to provide ethanol project development services (the “Services”) and Zimmerman hereby accepts such employment upon the terms and conditions hereinafter set forth.

2.                                       Term; Termination.  The term of employment under this Agreement shall commence effective February 10, 2003 and shall continue, unless sooner terminated as provided herein, until March 31, 2004.  Either party may terminate this Agreement at any time, with or without cause, upon delivery of oral or written notice to the other party indicating an intention to terminate the Agreement.  In the event either party exercises its right to terminate this Agreement, Zimmerman shall be entitled to payment for Services actually rendered and completed prior to such notice to terminate.

3.             Compensation.  For all services rendered to EKAE during the term of this agreement, Zimmerman shall be paid an annual salary of $37,700.00, which shall be paid in accordance with EKAE’s normal payroll practices.

4.                                       Benefits.  During the term of this Agreement, EKAE shall pay to Zimmerman the amount of $101.75 per month as a regular stipend intended to offset health insurance costs.

5.                                       Confidentiality.  In providing Services hereunder, Zimmerman may have access to documents and information relating to EKAE and its properties and business operations (hereafter referred to as “Confidential Information”).  All such Confidential Information shall at all times during the term of this Agreement and for a period of two (2) years thereafter, be treated as confidential and sensitive proprietary business information.  Zimmerman shall not, unless compelled by legal process, except in accordance with the express terms of this Agreement or with the prior written consent of EKAE, disclose or permit the disclosure of any Confidential Information to any person or entity whatsoever, unless such information is otherwise readily available in the public domain.

6.                                       Related Services and Compensation.  Nothing in this Agreement shall prohibit Zimmerman from otherwise serving as an officer or director of EKAE during or following the term of this Agreement and receiving and accepting compensation or reimbursements related to her services as an officer or director.

7.                                       Miscellaneous.  Except as otherwise provided herein, any and all notices and reports required or contemplated hereunder shall be in writing and shall be sent in a commercially reasonable manner under the circumstances, addressed to the parties at their respective addresses in Garnett, Kansas.  This Agreement shall be governed by and construed in accordance with Kansas law, and shall not be modified except in a writing signed by the parties.  This Agreement is binding upon the parties and their heirs, representatives, agents, successors and permitted assigns.  Neither this Agreement or any parties’ rights, duties, responsibilities or obligations shall be assigned by either party, in whole or in part, without the prior written consent of the other party hereto.  If any provision herein is held to be invalid or unenforceable,  in whole or in part, the remaining provisions shall not be affected.  No omission or delay by either party in enforcing any right or remedy or in requiring any performance hereunder shall constitute a waiver of any such right, remedy or required performance, nor shall it affect the right of either party to enforce such provision thereafter.  The headings contained herein are for convenience only and shall not be considered in interpreting or construing this Agreement.  This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have duly executed this EMPLOYMENT AGREEMENT as of the date first above written.

EAST KANSAS AGRI-ENERGY, LLC		JILL A. ZIMMERMAN

By:	/s/ William R. Pracht	/s/ Jill Zimmerman
	William R. Pracht	Jill Zimmerman
Its:	Chairman/President